Exhibit 99.3

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

Interim Condensed Consolidated Income Statement

	Nine months ended September 30,
(U.S. dollars in thousands)	2013	2014
	(unaudited)	(unaudited)
Continuing operations
Sales	$1,034,932	$1,062,212
Cost of goods sold	(667,581)	(666,497)

Gross profit	367,351	395,715

Selling, general and administrative expense	(246,756)	(268,569)
Other operating income	1,209	866
Other operating expense	(495)	(15,578)

Operating income	121,309	112,434

Interest income	15,969	13,412
Other financial income	36,087	10,496

Financial income	52,056	23,908

Interest expense	(104,848)	(86,155)
Other financial expense	(27,461)	(30,524)

Financial expense	(132,309)	(116,679)

Income (loss) before tax from continuing operations	41,056	19,663

Income tax benefit (expense)	(61,020)	(54,257)

Income (loss) after tax from continuing operations	$(19,964)	$(34,594)

Discontinued operations
Income (loss) after tax from discontinued operations	(3,911)	(688)

Net income (loss)	$(23,875)	$(35,282)

Attributable to:
Arysta LifeScience Limited (“ALS”) shareholder	$(31,210)	$(42,259)
Non-controlling interests	7,335	6,977

Net income (loss)	$(23,875)	$(35,282)

Earnings (loss) per share
Continuing operations	$(27,299)	$(41,571)
Discontinued operations	(3,911)	(688)

Basic and diluted earnings (loss) per share	$(31,210)	$(42,259)

Weighted average shares used to compute earnings (loss) per share

Basic and diluted	1	1

The accompanying notes form an integral part of the interim condensed consolidated financial statements.

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

Interim Condensed Consolidated Statement of Comprehensive Income

	Nine months ended September 30,
(U.S. dollars in thousands)	2013	2014
	(unaudited)	(unaudited)
Net income (loss)	$(23,875)	$(35,282)
Components of other comprehensive income (OCI) from continuing operations:
Items that will not be reclassified subsequently to net income or loss:	—	—
Items that may be reclassified subsequently to net income or loss:
Unrealized gains (losses) on available-for-sale financial assets	(2,687)	159
Gains (losses) on derivatives designated as cash flow hedges	(1,174)	5,374
Foreign currency translation effects	(5,754)	(85,639)

Total components of OCI	(9,615)	(80,106)

Total comprehensive income (loss)	(33,490)	(115,388)

Attributable to:
ALS shareholder	(39,999)	(121,099)
Non-controlling interests	6,509	5,711

	(33,490)	(115,388)

The accompanying notes form an integral part of the interim condensed consolidated financial statements.

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

Interim Condensed Consolidated Balance Sheet

	December 31,	September 30,
(U.S. dollars in thousands)	2013	2014
	(audited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$258,565	$186,264
Trade and other receivables	746,835	668,627
Inventories	236,968	287,447
Current financial assets	4,350	13,401
Other current assets	60,084	60,116

Total current assets	1,306,802	1,215,855

Non-current assets
Property, plant and equipment	72,075	77,250
Goodwill and intangible assets	1,237,953	1,281,957
Deferred tax assets	55,151	48,162
Non-current financial assets	24,801	28,990
Other non-current assets	9,794	5,460

Total non-current assets	1,399,774	1,441,819

Total assets	$2,706,576	$2,657,674

Liabilities and equity
Current liabilities
Trade and other payables	$396,536	$293,545
Short-term debt	17,794	39,730
Other current financial liabilities	115,850	77,765
Other current liabilities	161,706	175,538

Total current liabilities	691,886	586,578

Non-current liabilities
Long-term debt	1,589,649	1,754,567
Other non-current financial liabilities	370	2,548
Deferred tax liabilities	110,325	122,274
Other non-current liabilities	57,682	51,498

Total non-current liabilities	1,758,026	1,930,887

Total liabilities	$2,449,912	$2,517,465

Equity
Issued capital	—	—
Other equity	$1,065,779	$1,065,779
Retained earnings	(804,647)	(847,218)
Other components of equity	(32,542)	(111,382)

Equity of ALS shareholder	228,590	107,179

Non-controlling interests	28,074	33,030

Total equity	256,664	140,209

Total liabilities and equity	$2,706,576	$2,657,674

The accompanying notes form an integral part of the interim condensed consolidated financial statements.

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

Interim Condensed Consolidated Statement of Changes in Equity

(unaudited)

	Attributable to ALS shareholder
	Issued capital	Other equity	Retained earnings	Currency translation reserve	Available- for-sale reserve	Defined benefit plans	Gain (loss) on hedging Items	Equity of ALS shareholder	Non-controlling interests	Total equity
	(U.S. dollars in thousands)
As of January 1, 2013	$—	$1,065,779	$(702,018)	$13,782	$1,144	$(1,293)	$—	$377,394	$22,353	$399,747
Net income (loss)	—	—	(31,210)	—	—	—	—	(31,210)	7,335	(23,875)
OCI	—	—	—	(4,928)	(2,687)	—	(1,174)	(8,789)	(826)	(9,615)

Total comprehensive income (loss)	—	—	(31,210)	(4,928)	(2,687)	—	(1,174)	(39,999)	6,509	(33,490)
Dividends paid	—	—	—	—	—	—	—	—	(807)	(807)

As of September 30, 2013	—	$1,065,779	$(733,228)	$8,854	$(1,543)	$(1,293)	$(1,174)	$337,395	$28,055	$365,450

As of January 1, 2014	$—	$1,065,779	$(804,647)	$(32,392)	$2,466	$(120)	$(2,496)	$228,590	$28,074	$256,664
Net income (loss)	—	—	(42,259)	—	—	—	—	(42,259)	6,977	(35,282)
OCI	—	—	—	(84,373)	159	—	5,374	(78,840)	(1,266)	-80,106

Total comprehensive income (loss)	—	—	(42,259)	(84,373)	159	—	5,374	(121,099)	5,711	(115,388)
Dividends paid	—	—	(312)	—	—	—	—	(312)	(755)	(1,067)

As of September 30, 2014	—	$1,065,779	$(847,218)	$(116,765)	$2,625	$(120)	$2,878	$107,179	$33,030	$140,209

The accompanying notes form an integral part of the interim condensed consolidated financial statements.

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

Interim Condensed Consolidated Statement of Cash Flows

	Nine months ended September 30,
(U.S. dollars in thousands)	2013	2014
	(unaudited)	(unaudited)
Operating activities
Income (loss) before tax from continuing operations	$41,056	$19,663
Income (loss) before tax from discontinued operations	(4,361)	(864)

Income (loss) before tax	36,695	18,799

Non-cash adjustment to reconcile to net cash flows
Depreciation and amortization	54,129	54,265
Impairment losses	—	15,319
Financial income	(39,556)	(31,849)
Financial expense	126,805	86,210
Other items	(185)	(4,473)
Working capital adjustments
(Increase) decrease in inventories	(95,870)	(50,385)
(Increase) decrease in trade and other receivables	83,758	76,306
Increase (decrease) in trade and other payables	(130,810)	(106,909)
(Increase) decrease in other current assets	(17,615)	(7,432)
Increase (decrease) in other current liabilities	78,942	(5,789)

Cash flow from operating activities	96,293	44,062

Interest and dividends received	6,079	1,667
Interest paid	(141,455)	(83,386)
Income tax paid	(27,912)	(34,534)

Net cash flow from (used for) operating activities	(66,995)	(72,191)

Investing activities
Purchase of property, plant and equipment	(5,666)	(12,329)
Proceeds from sales of property, plant and equipment	2,064	575
Purchase of intangible assets	(6,987)	(10,549)
Acquisition of subsidiary, net of cash acquired	—	(150,145)
Other items	1,228	3,993

Net cash flow from (used for) investing activities	(9,361)	(168,455)

Financing activities
Proceeds from debt	1,640,120	183,581
Repayments of debt	(1,477,783)	(9,993)
Payment for derivative instruments, net	(5,243)	—
Dividends paid to owner of the parent company	—	(312)
Dividends paid to non-controlling interests	(807)	(755)
Other items	(258)	(230)

Net cash flow from (used for) financing activities	156,029	172,291

Net change in cash and cash equivalents	79,673	(68,355)
Net foreign exchange difference	2,126	(3,946)

Cash and cash equivalents as of January 1	112,390	258,565

Cash and cash equivalents as of September 30	$194,189	$186,264

The accompanying notes form an integral part of the interim condensed consolidated financial statement.

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

1. Basis of Preparation

Arysta LifeScience Limited (the “Company”) is domiciled and incorporated in the Republic of Ireland and its corporate headquarters are located at 5 Georges Dock, IFSC, Dublin 1.

The Group develops and distributes value-added crop solutions specializing in agrochemicals, biological solutions, or biosolutions, as well as complementary areas of life sciences. The Group’s agrochemical products protect crops from weeds (herbicides), insects (insecticides), and diseases (fungicides). The Group’s biosolutions business focuses on the growing markets for biological stimulants, or biostimulants, innovative nutrition, and biological pesticide, or biocontrol, products. The Group operates in over 100 countries worldwide and has an expansive product portfolio, with over 3,600 product registrations in over 100 countries and approximately 950 patents worldwide.

The interim condensed consolidated financial statements of the Company and its subsidiaries (collectively “the Group”) have been prepared in accordance with International Accounting Standard 34, “Interim Financial Reporting” and have been prepared using the same accounting policies as its annual consolidated financial statements. The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the Group’s annual financial statements.

The interim condensed consolidated financial statements are presented in United States dollars (USD). All values are rounded to the nearest thousand, except when otherwise indicated.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expensed during the reported period. Actual results could differ from those estimated.

Foreign currency translation

The functional currency of each subsidiary is the primary transactional currency for sales and cost of sales which is generally, but not exclusively, the local currency of its country of operations. Transactions in currencies other than each subsidiary’s functional currency are translated at the rate prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than each subsidiary’s functional currency are translated at the rate prevailing at the end of each reporting period. Non-monetary assets and liabilities are translated using the exchange rates at the dates of the initial transactions. Differences arising from settlement and translation of monetary assets and liabilities are recognized in net income (loss).

The Group translates all assets and liabilities of its subsidiaries into their presentation currency, the USD, using the spot exchange rate at the end of each reporting period. Income and expense items are translated into USD at the average exchange rates for the period.

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

1. Basis of Preparation (continued)

Exchange differences arising from translation of the financial statements of foreign operations and long term monetary items that are part of the Group’s net investment in foreign subsidiaries, or intercompany loans not expected to be repaid in the foreseeable future, are recognized in other comprehensive income. These differences are presented as Currency Translation Reserve (“CTR”) as a component of equity. On disposal of the entire interest of a foreign operation, and on the partial disposal of an interest resulting in loss of control, significant influence and joint control, the cumulative amount of such exchange differences is reclassified to net income (loss) as part of gain (loss) on disposal of a foreign operation.

The Group reviews its intercompany loans to determine if the loans are likely to be repaid in the foreseeable future, and if not, are classified as a net investment in the Group’s foreign subsidiaries. During 2014, as part of a reorganization, certain intercompany loans have been classified as net investments as no repayment is planned in the foreseeable future and accordingly any related foreign currency difference is now recorded in other comprehensive income.

Recent Accounting Pronouncements

IFRS 15 Revenue from Contracts with Customers

In May 2014, the IASB issued IFRS 15 Revenue from Contracts with Customers, which replaces IAS 11 Construction Contracts, IAS 18 Revenue and related interpretations. IFRS 15 is effective for annual periods beginning on or after January 1, 2017, with early adoption permitted. This guidance requires that an entity should recognize revenue to depict the transfer of promised goods or services to a customer in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance shall be applied using one of two methods: retrospectively to each prior reporting period presented, or retrospectively with the cumulative effect of initially applying this statement recognized at the date of initial application. Management has not yet determined which method it will apply. The Group is currently evaluating the impact of the new standard on its financial statements.

IFRS 9 Financial Instruments

In July 2014, the IASB issued IFRS 9 Financial Instruments, which replaces IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. IFRS 9 provides guidance on the classification and measurement of financial assets and financial liabilities, general hedge accounting and impairment. The Group is currently evaluating the impact of the new standard.

IAS 32 Offsetting Financial Assets and Financial Liabilities - Amendments to IAS 32

These amendments clarify the meaning of “currently has a legally enforceable right to set-off” and the criteria for non-simultaneous settlement mechanisms of clearing houses to qualify for offsetting. These amendments are effective for annual periods beginning on or after 1 January 2014. The adoption of these amendments did not have a material impact on the Group’s financial statements.

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

1. Basis of Preparation (continued)

IAS 39 Novation of Derivatives and Continuation of Hedge Accounting—Amendments to IAS 39

These amendments provide relief from discontinuing hedge accounting when novation of a derivative designated as a hedging instrument meets certain criteria. These amendments are effective for annual periods beginning on or after January 1, 2014. The adoption of these amendments did not have a material impact on the Group’s financial statements.

IFRIC Interpretation 21 Levies

IFRIC 21 clarifies that a liability is recognized for a levy when the activity that triggers its payment, as identified by the relevant legislation, occurs. For a levy that is triggered upon reaching a minimum threshold, the interpretation clarifies that no liability should be anticipated before the specified minimum threshold is reached. IFRIC 21 is effective for annual periods beginning on or after January 1, 2014. The adoption of these amendments did not have a material impact on the Group’s financial statements.

2. Seasonality of Operations

The timing of the Group’s sales, profit and cash flows throughout the year is significantly influenced by seasonal factors. The inherent seasonal nature of the agriculture industry and the geographic spread of the Group’s products often result in significant variations in earnings and cash flow across fiscal quarters. Agrochemical and biosolutions sales typically begin ahead of the growing season and peak in the middle of the season. In the northern hemisphere, farmers purchase the majority of their crop inputs during the first half of the year. Growers in the southern hemisphere do the majority of their purchasing in the second half of the year. As a result, the Group has historically experienced significant fluctuations in quarterly sales, which have generally peaked in the fourth calendar quarter. The Group’s operating cash flows and working capital are impacted by the seasonal nature of the Group’s business as working capital requirements tend to peak in the first half of the year and decline thereafter until the fourth quarter. Typically, inventory builds in advance of the peak sales made in the second quarter and in the fourth quarter where it begins to increase again. The majority of the Group’s receivables come due in the period from May to October.

3. Segment Information

The operating segments of the Group for which discrete financial information is available are regularly reviewed by the chief operating decision maker (“CODM”). The Group is organized into six Reportable Segments: (1) Latin America, (2) Africa and Western Europe, (3) North America, (4) Japan and Central/Eastern Europe, (5) China, South Asia (“CSA”), Goemar and Life Sciences and (6) Corporate.

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

3. Segment Information (continued)

Segment sales, except Corporate, are based on the geographic location of customers. Corporate segment sales include certain provisions for rebates and sales returns held centrally and not allocated to other segments. Segment income is based on operating income before depreciation of property, plant and equipment, amortization of intangible assets, other operating income (expense), net, and other adjustments described below. Segment income includes items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Unallocated items include adjustments allowed under existing credit agreement, which include but are not limited to restructuring costs, costs related to debt refinancing, sponsor payments, expenses related to mergers and acquisitions, unusual and non-recurring charges. The Group does not allocate assets and liabilities to reportable segments because such assets and liabilities are not regularly reviewed by the CEO, who is considered the chief operating decision maker, to make decisions about resource allocation and to assess performance.

For the nine months ended September 30, 2013

	Latin America	Africa and Western Europe	North America	Japan and Central/Eastern Europe	CSA, and Life Sciences	Corporate	Total
	(U.S. dollars in thousands)
Segment sales	$431,576	$209,771	$99,589	$180,903	$155,347	$6,610	$1,083,796
Segment income	94,786	34,102	5,393	37,519	23,817	(12,065)	183,552

For the nine months ended September 30, 2014

	Latin America	Africa and Western Europe	North America	Japan and Central/Eastern Europe	CSA, Goëmar and Life Sciences	Corporate	Total
	(U.S. dollars in thousands)
Segment sales	$431,160	$233,314	$102,377	$169,853	$161,141	$(186)	$1,097,659
Segment income	100,698	41,351	14,764	31,920	23,040	(19,203)	192,570

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

3. Segment Information (continued)

Adjustments and Eliminations

The adjustments between reportable segment information and the interim condensed consolidated financial statements of the Group for the nine months ended September 30, 2013 and 2014 were summarized as follows:

	Nine months ended September 30,
(U.S. dollars in thousands)	2013	2014
Segment sales	$1,083,796	$1,097,659
Agent sales, discounts and adjustments not attributable to a segment	(48,864)	(35,447)

Sales	$1,034,932	$1,062,212

	Nine months ended September 30,
(U.S. dollars in thousands)	2013	2014
Consolidated segment income	$183,552	$192,570
Depreciation and amortization	(54,129)	(54,265)
Other operating income (expense), net	714	(14,712)
Other credit agreement adjustments	(8,828)	(11,159)

Operating income	121,309	112,434

Financial income (expense), net	(80,253)	(92,771)

Income (loss) before tax from continuing operations	$41,056	$19,663

4. Discontinued Operations

In 2012, the Group discontinued two separate businesses, its Midas business, primarily located in North America, and the FES group of companies, which represents substantially all of its business located in Russia. The Group disposed of FES in July 2014, and no material gain or loss was recorded. Income (loss) relating to those discontinued operations was as follows:

	Nine months ended September 30,
(U.S. dollars in thousands)	2013	2014
Sales	$3,442	$549
Cost of goods sold	(3,380)	(549)

Gross profit	62	—

Selling, general and administrative expense	(3,805)	(187)
Other operating income	758	78
Other operating expense	(259)	(211)

Operating income (loss)	(3,244)	(320)

Financial income	5	—
Financial expense	(1,122)	(544)

Income (loss) before tax from discontinued operations	(4,361)	(864)

Income tax benefit (expense)	450	176

Income (loss) after tax from discontinued operations attributable to ALS shareholder	$(3,911)	$(688)

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

5. Earnings (loss) per Share

Basic and diluted earnings per share (“EPS”) amounts are calculated by dividing the net income (loss) for the nine months attributable to ordinary equity holders of the company by the weighted average number of ordinary shares outstanding during the nine months as the Group has not issued any potentially dilutive securities, such as stock options or stock appreciation rights.

There have been no other transactions involving ordinary shares or potential ordinary shares between the reporting date and the date of authorization of these financial statements.

The following reflects the income and share data used in the basic and diluted earnings per share computations:

	Nine months ended September 30,
(U.S. dollars in thousands)	2013	2014
Net income (loss) attributable to shareholder of ALS from continuing operations	$(27,299)	$(41,571)
Net income (loss) attributable to shareholder of ALS from discontinued operations	(3,911)	(688)

Net income (loss) attributable to shareholder of ALS basic and diluted	$(31,210)	$(42,259)

	Nine months ended September 30,
	2013	2014
Weighted average number of shares - basic and diluted	1	1

	Nine months ended September 30,
(U.S. dollars in thousands)	2013	2014
Basic and diluted EPS attributable to ordinary shareholder of ALS	$(31,210)	$(42,259)

Basic and diluted EPS from continuing operations	$(27,299)	$(41,571)

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

6. Other Income (Expense)

Other Operating Income

	Nine months ended September 30,
(U.S. dollars in thousands)	2013	2014
Gain on disposal of fixed assets	$164	$325
Earnings on equity method	65	176
Others	980	365

Total other operating income	$1,209	$866

Other Operating Expense

	Nine months ended September 30,
(U.S. dollars in thousands)	2013	2014
Loss on disposal of fixed assets	$(495)	$(259)
Impairment losses on intangible assets (note 15)	—	(15,319)

Total other operating expense	$(495)	$(15,578)

7. Financial Income (Expense)

Financial Income by Category of Financial Instruments

For the nine months ended September 30, 2013

(U.S. dollars in thousands)	Loans and receivables	Available- for-sale financial assets	Total
Interest income	$15,969	$—	$15,969
Dividend income	—	23	23

	$15,969	$23	$15,992

Foreign exchange gain			30,629
Others			5,435

Total financial income			$52,056

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

7. Financial Income (Expense) (continued)

For the nine months ended September 30, 2014

(U.S. dollars in thousands)	Financial assets at FVTPL	Loans and receivables	Available- for-sale financial assets	Total
Interest income	$—	$13,412	$—	$13,412
Dividend income	—	—	85	85
Gains on valuation of derivatives, net	34	—	—	34

	$34	$13,412	$85	$13,531

Others				10,377

Total financial income				$23,908

Financial Expense by Category of Financial Instruments

For the nine months ended September 30, 2013

(U.S. dollars in thousands)	Financial liabilities at FVTPL	Financial liabilities at amortized cost	Total
Interest expense	$—	$(104,848)	$(104,848)
Losses on valuation of derivatives, net	(1,701)	—	(1,701)

	$(1,701)	$(104,848)	$(106,549)

Financing discounts			(9,603)
Others			(16,157)

Total financial expense			$(132,309)

For the nine months ended September 30, 2014

(U.S. dollars in thousands)	Financial liabilities at FVTPL	Financial liabilities at amortized cost	Derivative hedging instruments	Total
Interest expense	$—	$(82,199)	$(3,956)	$(86,155)

Foreign exchange loss				(13,758)
Financing discounts				(8,963)
Others				(7,803)

Total financial expense				$(116,679)

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

8. Business Combinations

On March 25, 2014, the Group acquired 100% of the Laboratoires Goëmar group (“Goëmar”), a global manufacturer and supplier of innovative nutrition for plants based in Saint Malo, France. The Group will combine the Goëmar product portfolio, which includes Physio ActivatorTM and Natural Defense technologies, with the Group’s related products expanding Goëmar’s distribution capabilities.

The initial accounting for this acquisition, including the determination of the acquisition date fair value of the tangible and intangible assets acquired and the liabilities assumed, has not been finalized as of the issuance date of the interim condensed consolidated financial statements. The Group has used the book value of the acquired assets and liabilities assumed for the provisional purchase price accounting. The goodwill recognised does not give rise to any deduction for tax purposes.

The recognised identifiable assets and liabilities at March 25, 2014 were as follows:

(U.S. dollars in thousands)	Provisional
Cash and cash equivalents	$7,572
Trade receivables and other current assets	13,732
Non-current assets	8,675

Total assets	29,979

Liabilities	19,687

Total net assets	10,292

Goodwill arising on acquisition	$147,288

Transaction costs of $5.0 million include $2.3 million of debt issuance costs, which were offset against the carrying value of the debt and will be amortized over the life of the debt. The remaining transaction costs have been expensed and are included in selling, general and administrative expenses. Since acquisition, revenue and net income of Goëmar was $14.7 million and $2.6 million, respectively. If the Company had acquired Goëmar as of January 1, 2014, proforma consolidated revenues and proforma net loss for the nine months ended September 30, 2014 would have been $1,073.6 million and $32.0 million, respectively.

9. Cash and Cash equivalents

(U.S. dollars in thousands)	December 31, 2013	September 30, 2014
Cash at bank and on hand	$246,627	$181,004
Short-term deposits	11,938	5,260

Cash and cash equivalents	$258,565	$186,264

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

10. Inventories

(U.S. dollars in thousands)	December 31, 2013	September 30, 2014
Raw materials	$62,367	$67,993
Work in progress	8,652	15,679
Finished products	165,949	203,775

Total inventories	$236,968	$287,447

11. Debt

(U.S. dollars in thousands)	December 31, 2013	September 30, 2014
Short-term debt	$6,294	$26,469
Current portion of long-term debt	11,500	13,261

Total short-term debt	$17,794	$39,730

Long-term debt	1,589,649	1,754,567

Total debt	$1,607,443	$1,794,297

In May 2013, the Group borrowed $1.64 billion under its First and Second Lien Credit and Guaranty Agreements (collectively its “First and Second Lien Term Loans”). The term loan under the Group’s First Lien Credit Facility of $1.15 billion was issued at LIBOR plus 3.5%, due May 2020, and the term loan under the Second Lien Credit Facility of $490.0 million was issued at LIBOR plus 7.0%, due November 2020.

On March 24, 2014, the Group borrowed an additional $175.0 million as an incremental term loan under its existing May 2013 $1.15 billion First Lien Credit and Guaranty Agreement issued at a discount to par at a price of 99.5% and bearing interest at LIBOR plus 3.5%, due May 2020. The Group used the proceeds from the additional borrowing for the acquisition of Goëmar as well as to fund general corporate purposes.

Additionally, the Group also has a revolving credit facility with a capacity to borrow $150.0 million.

(U.S. dollars in thousands)	December 31, 2013	September 30, 2014
Total revolving credit facility	$150,000	$150,000
Drawdown	—	—

Available for drawdown	$150,000	$150,000

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

12. Other Financial Liabilities

As of December 31, 2013

(U.S. dollars in thousands)	Financial liabilities at FVTPL	Financial liabilities at amortized cost	Derivative hedging instruments	Total
Interest payable	$—	$9,500	$—	$9,500
Derivative liabilities	2,619	—	5,885	8,504
Factoring and other financial liabilities	—	97,846	—	97,846

Total other current financial liabilities	$2,619	$107,346	$5,885	$115,850

Derivative liabilities	—	—	73	73
Other non-current financial liabilities	—	297	—	297

Total other non-current financial liabilities	$—	$297	$73	$370

As of September 30, 2014

(U.S. dollars in thousands)	Financial liabilities at FVTPL	Financial liabilities at amortized cost	Derivative hedging instruments	Total
Interest payable	$—	$5,196	$—	$5,196
Derivative liabilities	3,457	—	5,090	8,547
Factoring and other financial liabilities	—	64,022	—	64,022

Total other current financial liabilities	$3,457	$69,218	$5,090	$77,765

Other non-current financial liabilities	—	2,548	—	2,548

Total other non-current financial liabilities	$—	$2,548	$—	$2,548

13. Commitments and Contingencies

There was no significant change in the total amount of commitments and contingencies as of September 30, 2014, compared with December 31, 2013.

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

14. Financial Instruments

The following tables show the carrying amounts and fair values of financial assets and liabilities by classes of financial instruments as of September 30, 2014 and December 31, 2013, respectively. The inputs used in the fair value measurement are categorized into three levels based upon the observability of the inputs in markets, described below.

Carrying amounts and fair value of financial instruments as of December 31, 2013

			Fair value hierarchy
(U.S. dollars in thousands)	Carrying amount	Fair value	Level 1		Level 2	Level 3
Long-term loan receivables	$1,526	$1,526		$—	$1,526	$—
Equity investments	14,886	14,886		1,026	29	13,831
Derivative assets	9,865	9,865		—	9,865	—
Long-term other financial assets	1,923	1,923		—	1,923	—

Total financial assets	$28,200	$28,200		$1,026	$13,343	$13,831

Long-term debt	$1,589,649	$1,589,649		$—	$1,589,649	$—
Derivative liabilities	8,577	8,577		—	8,577	—
Other non-current financial liabilities	297	297		—	297	—

Total financial liabilities	$1,598,523	$1,598,523	$		$1,598,523	$—

Carrying amounts and fair value of financial instruments as of September 30, 2014

			Fair value hierarchy
(U.S. dollars in thousands)	Carrying amount	Fair value	Level 1	Level 2	Level 3
Long-term loan receivables	$1,028	$1,028	$—	$1,028	$—
Equity investments	14,662	14,662	3,324	—	11,338
Derivative assets	11,821	11,821	—	11,821	—
Long-term other financial assets	1,906	1,906	—	1,906	—

Total financial assets	$29,417	$29,417	$3,324	$14,755	$11,338

Long-term debt	$1,754,567	$1,754,567	$—	$1,754,567	$—
Derivative liabilities	8,547	8,547	—	8,547	—
Other non-current financial liabilities	2,548	2,548	—	2,548	—

Total financial liabilities	$1,765,662	$1,765,662	$—	$1,765,662	$—

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Group can access at the measurement date

Level 2:	Inputs other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly or indirectly

Level 3:	Unobservable inputs for the assets or liabilities

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

14. Financial Instruments (continued)

Measurement of Fair Value

(1) Loan receivables

The fair value of long-term loans included in loan receivables is measured at the present value calculated by discounting each portion of receivables as sorted into certain periods, for the corresponding remaining maturity, using the interest rate with credit risk taken into consideration.

(2) Equity investments

The fair value of listed shares is measured on the basis of quoted prices as of the end of each reporting period.

The fair value of investments in unlisted shares is estimated using discounted future cash flows method, price comparison method, based on the prices of similar type of stocks and other valuation methods. The valuation requires management to make certain assumptions about the model inputs, including forecast cash flows, the discount rate, credit risk and volatility. The probabilities of the various estimates within the range can be reasonably assessed and are used in management’s estimate of fair value for these unlisted equity investments.

(3) Debt

The fair value of debt is measured at present value calculated by discounting each future payment using the appropriate discount rate, which considers both the interest rate and the credit risk.

(4) Currency related derivatives

The fair value of currency related derivatives is mainly measured at the end of year based on the forward exchange rates.

(5) Interest rate related derivatives

The fair value of interest rate related derivatives is mainly measured at the present value calculated by discounting future cash flows by applying the appropriate rate as of the end of each reporting period.

Arysta LifeScience Limited

Interim Condensed Consolidated Financial Statements

15. Impairment of Intangible Assets

The Group assesses whether there are impairment indicators for intangible assets at each reporting date. If impairment indicators are present, recoverable amounts for such assets are calculated and impairment losses are assessed. The recoverable amounts are determined based on the value in use of the intangible assets.

These assumptions were management’s best estimates completed as part of its routine financial planning process, which obtains forecasts from each business unit and involves a comprehensive review of all relevant inputs and estimates. These forecasts considered past experiences, actual operating results, and external market information and were approved by the board of directors when these forecasts were completed. These assumptions can be subject to significant adjustment from factors such as macroeconomic factors impacting the general market, financial performance of new product registrations, and the Group’s ability to maintain or grow market share in primary markets.

Based on its analysis, using a pre-tax discount rate of 6%, the Group determined that the carrying value of certain product registration rights in North America were in excess of their recoverable amounts and accordingly recorded impairment losses, in respect of continuing operations, of $15.3 million during the nine month period ended September 30, 2014. The impairment losses were primarily due to lower expectations for the overall profitability and the expected discontinuation of the underlying product and were allocated exclusively to the North America reportable segment. The charges recorded for the nine months ended September 30, 2014 are recorded within Other Operating Expense in the Interim Condensed Consolidated Income Statement.

16. Subsequent event

On October 20, 2014, the Company’s immediate parent company Nalozo S.a.r.l. entered into a share purchase agreement pursuant to which Platform Specialty Products Corporation, a company traded on the New York Stock Exchange under the ticker symbol PAH with headquarters in Delaware, USA (“Platform”), agreed to acquire the Group for approximately $3.51 billion, consisting of $2.91 billion in cash, subject to working capital and other adjustments, and $600 million of new Series B convertible preferred stock of Platform. The acquisition of the Group is subject to the satisfaction or waiver of certain closing conditions customary for a transaction of this type, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approvals of government authorities and antitrust authorities from certain non-U.S. jurisdictions.

The acquisition is expected to close in the first calendar quarter of 2015 and, if successfully completed, would trigger the vesting of the units in the Management Executive Plan that the Group has for its executive employees and the settlement of the obligation to repurchase certain non-voting shares beneficially owned by Jean-Pierre Princen, Chief Executive Officer of Laboratoires Goëmar, as described in note 21 to the Group’s audited consolidated financial statements for the year ended December 31, 2013. No significant impact is expected to result from the above arrangements on the Group’s results of operations and financial position.